Exhibit 99.1

OAKTREE

Shareholder Update

Oaktree Strategic Credit Fund

QUARTER ENDED MARCH 31, 2026

Highlights

-0.14%	8.58%	$7.0B	92.7%	93.8%	0.57x
Calendar YTD Total Net Return (Class I Shares)[1]	Annualized Net Distribution Rate (Class I Shares)[2]	Fair Value of Investments	Senior Secured Investments[3]	Floating Rate Investments[4]	Net Leverage

Quarterly Performance Update

The **Oaktree Strategic Credit Fund** (the "Fund") reported first calendar quarter performance that reflected continued market volatility fueled by fears of AI disruption and geopolitical challenges. The Fund's net asset value (NAV) per share was $22.38 as of March 31, 2026, down from $22.93 as of December 31, 2025. Mark downs resulting from spread widening, including the impact of the Fund's quoted names, contributed to the majority of the quarter's NAV decline. The Fund's annualized net distribution rate for Class I shares was 8.58%[2] and the net return for the quarter for Class I shares was -0.14%.[1]

Portfolio Positioning

The Fund's all-weather approach aims to capitalize on favorable relative-value opportunities in credit across different market conditions. Our disciplined, bottom-up credit underwriting allows us to identify attractive risk-adjusted investment opportunities. We emphasize private credit investments that are positioned at the top of the capital structure, which enhances the stability and resilience of our investments and provides a solid foundation for long-term risk-adjusted returns.

As of March 31, 2026, the Fund:

- Made $674 million in new funded investments, including 10 private loan originations, in the quarter
- Had net leverage of 0.57x,[5] positioning the Fund to go on the offensive to invest in attractive opportunities as they arise
- Was over 92%[3] senior secured, underscoring our focus on the top of the capital structure
- Had a 94%[4] allocation to floating-rate debt, which we believe positions us well in an uncertain rate environment
- Demonstrated strong credit quality, with non-accruals at less than 1 basis point (bp) of the portfolio at fair value and PIK (payment-in-kind) debt income at 1.2% of total investment income. The vast majority of PIK was structured at origination, or by design
- Was diversified across 160 issuers and more than 35 industries[6]
- Had an average debt position (including unfunded commitments) of $45.4 million and a weighted average yield on debt investments of 9.1%
- Had a median portfolio company EBITDA of approximately $189 million and loan-to-value of approximately 45%, underscoring our emphasis on investing in larger businesses with lower leverage
- Had top 10 largest portfolio investments with median leverage in the mid-4x's, loan-to-value of mid-30%, interest coverage of about 2.5x, and median EBITDA of approximately $220 million
- Maintained investment grade ratings by Moody's of Baa3 and by Fitch of BBB-, underscoring our high credit quality[7]

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Shareholder Update

Oaktree Strategic Credit Fund | Shareholder Update for the Quarter Ended March 31, 2026

Outlook

Market Environment

Rising impairments, questions surrounding valuations, the use of leverage, liquidity mismatches, software exposure in an AI-driven world and refinancing risk are all a real part of the current dialogue surrounding private credit. Our view is that what we're seeing is a period of recalibration rather than something more systemic. Importantly, today's direct lending market differs from prior credit cycles, with alternative lenders generally operating with lower leverage and more flexible capital structures than traditional bank lenders.

Pressure has been concentrated in older pre-2022 vintages and annual recurring revenue software ("ARR") loans originated in a much lower rate and higher valuation environment. Many of these issuers now face a more challenging refinancing backdrop ahead of 2027–2028 maturities. Even without AI disruption, many ARR loans and loans originated before 2022 would likely have faced pressure given the disconnect between current valuations and the elevated multiples earlier this decade. We did not predict this exact environment, but we have been positioning the Fund with these risks in mind.

These pressures, combined with advancements in AI and geopolitical unrest, weighed on market sentiment during the quarter. Credit markets saw spreads widen, particularly in software names perceived to have AI disruption risk. We believe the resulting valuation markdowns generally reflect a repricing of risk rather than deterioration in underlying company performance. Toward quarter end, market conditions stabilized and the private credit deal pipeline began to rebuild.

We are encouraged that we have observed spreads on new private credit investments widen to SOFR + 500 to 550 bps (approximately 50 to 100 bps above the 2025 tights) alongside stronger lender protections and more favorable credit structures. While markets have rebounded from the March quarter lows, our view is that continued volatility and dispersion may create a more attractive opportunity set. We also expect secondary private transactions and portfolio sales to increase as market participants seek to optimize portfolios or address liquidity demands. We are well positioned to evaluate, and potentially capitalize on, these opportunities as they arise.

Software in Focus

Overall, we believe our software exposure remains resilient. Based on standard industry group classification, software represents 18% of the portfolio at fair value across 29 issuers as of March 31, 2026. That is approximately 50 bps lower from last quarter, reflecting the sale of certain liquid software positions near cost. 94% of our software positions are first lien term loans. PIK from software investments accounts for only 2 bps of total investment income. Our software exposure is also well diversified across end-markets with the average software position representing 0.6% of fair value.

We have also evaluated a broader software and technology grouping, including certain investments in healthcare technology, interactive media and services, which we estimate represents approximately 26% of the portfolio. We assessed these investments using a business resilience framework that incorporates operating KPIs, financial metrics and AI-related considerations. Each investment is scored and categorized into high, medium, and low AI risk categories.

18% Fair Value of Software Portfolio	29 Number of Portfolio Companies
94% First Lien	1% Fair Value Identified as High AI Risk
0.6% ARR Loans at Fair Value[8]	two-thirds of Converted or Repaid ARR over the LTM Period
1 Portfolio Companies Electing PIK	0.02% Software PIK as a % of Total Investment Income

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Oaktree Strategic Credit Fund | Shareholder Update for the Quarter Ended March 31, 2026
For many companies, we believe AI may ultimately support stronger operating efficiency and competitive positioning over time. For issuers in the medium and low AI risk categories, weighted average EBITDA is approximately $350 million and weighted average LTV is mid-40%. Only three performing investments, representing 1% of portfolio fair value, are currently categorized as having potentially elevated AI disruption risk. These companies have weighted average EBITDA of approximately $120 million and weighted average LTV of low-50%. These businesses are largely performing today but we are monitoring closely for any signs of disruption.
Liquidity and Capital Structure
Managing the balance sheet is a high priority for us as we position OSC for what we think could be a more attractive investment environment ahead. As of March 31, 2026, leverage stood at 0.57x net debt to equity, below our target range. During the quarter, we sold a portion of our liquid book at cost to build dry powder and rotate out of lower -yielding public credit.
Liquidity Waterfall9 ($ in billions)
$1.2 $0.9
$1.8 $2.1
Total Liquidity (Cash, Undrawn RCF Plus: Level 1 + 2 Assets Less: Unfunded Revolvers and Adjusted Liquidity and ABL) DDTL
As illustrated above, we take a multi-layered approach to liquidity. The foundation of our liquidity is cash on the balance sheet and undrawn credit facilities, supplemented by remaining liquid credit investments. During the quarter, we expanded our revolving credit capacity by an additional $400 million, which we believe reflects the strength of our banking relationships and the quality of the platform. Using a conservative framework that fully deducts unfunded revolver and delayed-draw commitments, adjusted liquidity was approximately $2.1 billion at quarter end, or nearly 50% of net assets.
Oaktree’s All-Weather Approach
Looking ahead, we continue to believe disciplined capital deployment remains critical, with prudent managers selectively passing on opportunities where risk-adjusted returns are insufficient. In this environment, private credit may continue to offer attractive yields and structural protections relative to traditional fixed income.
Consistent with Oaktree’s longstanding philosophy of prioritizing risk control over deal volume, the Fund emphasizes senior secured, predominantly first-lien floating-rate investments and benefits from a cycle-tested investment team. We believe maintaining ample capital, a long-term perspective and discipline through periods of volatility positions the Fund well to navigate uncertainty and capitalize on future opportunities.
Thank you for your continued investment and support.
All data as of March 31, 2026, unless otherwise indicated. Performance data quoted represent past performance; past performance is not a guarantee of future results. The investment return and fair value of an investment will fluctuate, so an investor’s shares of the Fund, when sold, may be worth more or less than their original cost. Current performance of the Fund may be lower or higher than the performance quoted. Performance data current to the most recent month end available may be obtained by visiting osc.brookfield.com.
This shareholder communication is not an offer to sell or a solicitation of an offer to buy any securities. An offering of the Fund’s common shares will be made only by means of the Fund’s prospectus to individuals who meet the minimum suitability requirements described therein.

Shareholder Update

Oaktree Strategic Credit Fund | Shareholder Update for the Quarter Ended March 31, 2026

Performance Summary as of March 31, 2026

			Total Returns Without Load[1]						Total Returns With Load[1]					
Share Class	NAV/ Share[10]	Annualized Distribution Rate[2]	Monthly	QTD	YTD	1-Year	3-Year	Since Inception	Monthly	QTD	YTD	1-Year	3-Year	Since Inception
Class I	$22.38	8.58%	-0.44%	-0.14%	-0.14%	5.94%	8.78%	7.73%	–	–	–	–	–	–
Class S	$22.38	7.73%	-0.51%	-0.35%	-0.35%	5.05%	7.86%	7.73%	-4.01%	-3.85%	-3.85%	1.55%	6.85%	6.96%
Class D	$22.38	8.33%	-0.46%	-0.20%	-0.20%	5.68%	–	8.74%	-1.96%	-1.70%	-1.70%	4.18%	–	8.28%
Class T	$22.38	7.73%	-0.51%	-0.35%	-0.35%	–	–	1.76%	-4.01%	-3.85%	-3.85%	–	–	-1.74%

Endnotes

1. Total return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns for periods greater than one year are annualized. Class I Inception Date June 1, 2022. Class S Inception Date July 1, 2022. Class D Inception Date June 1, 2023. Class T Inception Date September 1, 2025.

2. As of April 30, 2026. Annualized Distribution Rate reflects the current month's distribution annualized and divided by the prior month's last reported NAV. **Past performance is not necessarily indicative of future results.** There is no assurance we will pay distributions and distributions may be modified at the Board's discretion. Distributions may be funded from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. Distributions paid from offering proceeds may constitute a return of capital. We have no limits on the amounts we may pay from such sources to fund distributions. For the three months ended March 31, 2026, the Fund estimates that approximately 92% of the distribution referenced herein is attributable to current fiscal year net investment income and that the remaining portion (8%) may be considered a return of capital, each as determined in accordance with generally accepted accounting principles. Final determination of our annualized distribution rate's tax character will be reported on Form 1099 DIV (as applicable) sent to shareholders each January (as applicable). Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates, and therefore can reduce future distributions to which you would otherwise be entitled. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this offering (and any future offering) and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering. Where distributions are funded through borrowings, the distribution rate may not be sustainable.

3. Calculated as a percentage of total investments at fair value.

4. Floating rate figure is a percent of fair value of debt investments.

5. Net leverage ratio calculated as total debt divided by total net assets after adjusting for cash and cash equivalents.

6. Diversification does not ensure a profit or protect against loss in a declining market.

7. The underlying loans in the Fund are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Oaktree provides compensation directly to Fitch and Moody's for its evaluation of the Fund. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes and should not be relied on as investment advice.

8. ARR loans represent annual recurring revenue loans, which are typically tied to negative or low EBITDA companies. These businesses tend to be more sensitive to shifts in growth expectations and cashflow durability, particularly during periods of technological disruption.

9. RCF represents revolving credit facility. ABL represents asset-based lending facility. Level 1 asset valuations are based on quoted prices derived from active markets for identical assets. Level 2 asset valuations are based on quote prices in the market that are not active or for which significant inputs are observable. DDTL represents delayed draw term loan.

10. The Net Asset Value ("NAV") per share for each class of shares is determined by dividing the value of total assets (including accrued interest, dividends and assets purchased with borrowings) attributable to the class minus liabilities (including accrued expenses, any reserves established by the Adviser in its discretion for contingent liabilities and any borrowings) attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made.

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Oaktree Strategic Credit Fund | Shareholder Update for the Quarter Ended March 31, 2026
Important Disclosure Information and Risk Factors
Oaktree Strategic Credit Fund (the “Fund”) is a non-exchange-traded business development company (“BDC”) that seeks to invest primarily in a diversified portfolio of private debt across industries and transaction types, targeting bespoke, highly negotiated loans and private equity-related financings such as those backing leveraged buyouts.
An investment in the Fund involves a high degree of risk. You should invest in the Fund only if you can afford the complete loss of your investment. You should read the Fund’s prospectus, including the “Risk Factors” section therein, which contains a discussion of the risks and uncertainties that the Fund believes are material to its business, operating results, prospects and financial condition. These risks include, but are not limited to, the following:
You should not expect to be able to sell your shares regardless of how we perform.
You should consider that you may not have access to the money you invest for an extended period of time.
We do not intend to list our shares on any securities exchange, and we do not expect a secondary market in our shares to develop prior to any listing.
Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
We have implemented a share repurchase program, but only a limited number of shares will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions.
An investment in our common shares of beneficial interest (“Common Shares”) is not suitable for you if you need access to the money you invest. See “Suitability Standards” and “Share Repurchase Program” in the Fund’s prospectus.
We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources.
Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by Oaktree Fund Advisors, LLC (the “Adviser”) or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates.
The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled .
We use and continue to expect to use leverage, which will magnify the potential for loss on amounts invested in us.
We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below-investment-grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities regulator has approved or disapproved of the Fund’s securities or determined if the Fund’s prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This investor communication must be read in conjunction with the Fund’s prospectus in order to fully understand all of the implications and risks of an investment in the Fund. This investor communication is neither an offer to sell nor a solicitation of an offer to buy securities.
An offering of the Common Shares is made only by the Fund’s prospectus, which must be made available to you prior to making a purchase of the Fund’s Common Shares and is available at osc.brookfieldoaktree.com. Prior to making an investment, investors should read the Fund’s prospectus, including the “Risk Factors” section therein, which contains a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.

Oaktree Strategic Credit Fund | Shareholder Update for the Quarter Ended March 31, 2026
Forward-Looking Statements
This investor communication contains forward-looking statements about Oaktree Strategic Credit Fund’s business, including, in particular, statements about its plans, strategies and objectives. You can generally identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words . These statements include Oaktree Strategic Credit Fund’s financial projections and estimates and their underlying assumptions, plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and they are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and most of which are beyond Oaktree Strategic Credit Fund’s control. Although Oaktree Strategic Credit Fund believes the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there is no assurance that these forward-looking statements will prove to be accurate, and Oaktree Strategic Credit Fund’s actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by Oaktree Strategic Credit Fund or any person that Oaktree Strategic Credit Fund’s objectives and plans, which it considers to be reasonable, will be achieved.
You should carefully review the “Risk Factors” section of Oaktree Strategic Credit Fund’s prospectus, and any updated risk factors included in Oaktree Strategic Credit Fund’s periodic filings with the SEC, which will be accessible on the SEC’s website at www.sec.gov, for a discussion of the risks and uncertainties that Oaktree Strategic Credit Fund believes are material to its business, operating results, prospects and financial condition. These factors should not be construed as exhaustive, and they should be read in conjunction with the other cautionary statements that are included in this document (or Oaktree Strategic Credit Fund’s prospectus and other SEC filings). Except as otherwise required by federal securities laws, Oaktree Strategic Credit Fund does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Before investing, consider the Fund’s investment objectives, risks, charges and expenses. To obtain a prospectus, which contains this information, please download the prospectus from osc.brookfield.com. Please read the prospectus carefully before investing. Brookfield Private Wealth LLC (member FINRA/SIPC) is the distribution manager for the Oaktree Strategic Credit Fund offering.
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